Exhibit 99.2

Condensed Consolidated Financial Statements

MeziMedia, Inc. (UNAUDITED)

For the six-month periods ended June 30, 2007 and June 30, 2006

MeziMedia, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2007	December 31, 2006
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$9,323	$289
Accounts receivable, net of allowance for doubtful accounts of $24 and $67 as of June 30, 2007 and December 31, 2006, respectively	12,032	10,203
Prepaid expenses and other current assets	138	2,720
Total current assets	21,493	13,212

Property and equipment, net	654	505
Other assets	2	36
Total assets	$22,149	$13,753

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,953	$458
Accrued payroll	279	180
Accrued taxes payable	22	36
Accrued dividends payable	280	1,778
Deferred revenue	131	139
Deferred tax liabilities	185	185
Total current liabilities	6,850	2,776

Commitments and contingencies

Stockholders’ equity:
Common stock, no par value:
Authorized shares – 30,000,000; issued and outstanding shares, 16,132,033 as of June 30, 2007 and December 31, 2006	2,458	2,337
Retained earnings	12,841	8,640
Total stockholders’ equity	15,299	10,977
Total liabilities and stockholders’ equity	$22,149	$13,753

See accompanying notes.

MeziMedia, Inc.

Condensed Consolidated Statements of Income

(In thousands)

	Six-month Period Ended June 30,
	2007	2006
	(Unaudited)

Revenues	$36,675	$12,863

Cost and expenses:
Marketing expenses	22,393	7,658
Other cost of revenues	260	182
Gross profit	14,022	5,023

Operating expenses	3,394	1,901
Income from operations	10,628	3,122

Other income:
Interest income	269	14
Other (expense) income	(259)	12
Total other income	10	26

Income before provision for income taxes	10,638	3,148
Provision for income taxes	170	60
Net income	$10,468	$3,088

See accompanying notes.

MeziMedia, Inc.

Condensed Consolidated Statements of Stockholders’ Equity

(Unaudited)

(In thousands, except share data)

	Number of Shares	Common Stock	Additional Paid-In Capital	Retained Earnings	Total

Balance at December 31, 2006	16,132,033	$2,180	$157	$8,640	$10,977

Dividends declared	—	—	—	(6,267)	(6,267)

Stock-based compensation	—	—	121	—	121

Net income	—	—	—	10,468	10,468

Balance at June 30, 2007	16,132,033	$2,180	$278	$12,841	$15,299

See accompanying notes.

MeziMedia, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

	Six-month Period Ended June 30,
	2007	2006
	(Unaudited)
Operating activities
Net income	$10,468	$3,088
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	145	44
Non-cash, stock-based compensation	121	66
Changes in operating assets and liabilities:
Accounts receivable, net	(1,787)	(5,678)
Prepaid expenses	2,620	(51)
Accounts payable	5,385	2,141
Accrued expenses	136	68
Deferred revenue	(8)	21
Net cash provided by (used in) operating activities	17,080	(301)

Investing activities
Purchases of property and equipment	(281)	(147)
Cash used in investing activities	(281)	(147)

Financing activities
Dividends paid	(7,765)	—
Issuance of common stock	—	2,148
Net cash (used in) provided by financing activities	(7,765)	2,148
Net increase in cash and cash equivalents	9,034	1,700

Cash and cash equivalents at beginning of period	289	243
Cash and cash equivalents at end of period	$9,323	$1,943

See accompanying notes.

MeziMedia, Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

1. Description of Business

MeziMedia, Inc. (“the Company”), a California S-Corporation, is an independent online publisher of search, shopping and content websites in ten of the largest e-commerce markets in the world. The Company provides online advertisers with highly targeted opportunities to introduce their offers to the consumers who visit the Company’s portfolio of websites.

The Company was founded in April 2001, and is headquartered in Monrovia, California. The Company also has operations in Shanghai, China and Tokyo, Japan.

2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company’s China and Japan operations. All significant intercompany transactions and balances have been eliminated.

Basis of Presentation and Use of Estimates

The condensed consolidated financial statements are unaudited and, in the opinion of management, reflect all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair statement of the results for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for the full fiscal year or for any future period. The accompanying condensed consolidated financial statements and related notes have been condensed and do not contain certain information that may be included in MeziMedia’s annual consolidated financial statements and notes thereto. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes included in MeziMedia’s audited consolidated financial statements for the fiscal year ended December 31, 2006. The December 31, 2006 condensed consolidated balance sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America (“GAAP”).

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates and assumptions.

Cash Equivalents

The Company considers all highly liquid investments with original dates of maturity within 90 days of purchase to be cash equivalents.

Accounts Receivable

Accounts receivable are stated at net realizable value. Receivables are considered past due based on contractual terms. The Company maintains an allowance for doubtful accounts to reflect its estimate of the uncollectibility of accounts receivable based on the identification of specific potential customer risks. If the financial condition of the Company’s customers were to deteriorate beyond the Company’s estimates, resulting in an impairment of their ability to make payments, the Company may charge off receivables from such customers.

Prepaid Expenses

The Company made payments in 2006 for marketing expenses to be incurred in 2007. The amount of prepaid marketing expenses as of December 31, 2006 was $2,629,000 and was used and charged to expense in February 2007.

Property and Equipment

Property and equipment are recorded at cost, and depreciation is computed using the straight-line method over the following estimated useful lives:

Computer equipment	3 years
Furniture, fixtures, and equipment	5 years

Property and equipment consists of the following (in thousands):

	June 30, 2007	Dec. 31, 2006
Computer equipment	$880	$569
Furniture, fixtures, and equipment	16	45
Other	60	59
	956	673
Less: accumulated depreciation	302	168
	$654	$505

Depreciation expense was $145,000 and $44,000 for the six months ended June 30, 2007 and June 30, 2006, respectively.

Revenue Recognition

The Company earns revenue primarily from lead generation fees and sponsored advertising. Merchants and other listings providers pay lead generation fees for consumer click-throughs to merchant websites from the Company’s services or when a specific, predefined action is performed by an online consumer. Sponsored advertising revenues consist of fees for online advertising and sponsorship on the Company’s websites. Sponsored advertising revenues are recognized net of the applicable revenue share agreements with advertising partners.

Revenue is recognized in the period that the revenue action (i.e. click-through or other relevant action) occurs provided that persuasive evidence of an arrangement exists, no significant Company obligations remain, and collection of the resulting receivable is reasonably assured.

Deferred Revenues

Deferred revenue primarily represents payments made by customers in advance of customer click-through to their websites. Revenues are recognized by the Company in the period when actual click-through to the customer’s website occurs.

Share-Based Compensation Plan

In August 2004, the Board of Directors of MeziMedia approved the 2004 Stock Plan under which 3,500,000 shares of common stock were available for future grants. The term, exercise price, and vesting schedule for the options were determined at the date of grant by the Board of Directors. The stock options were issued at the estimated fair market value on the date of grant and vest 25% after 12 months of continuous service after the commencement date and monthly thereafter. The options expire ten years from the date of grant.

On January 1, 2006, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), Share-Based Payment (“SFAS No. 123R”), which establishes accounting for share-based awards exchanged for employee services and requires companies to change to expensing the estimated fair value of these awards over the requisite employee service period. Under SFAS No. 123R, share-based compensation cost is determined at the grant date using an option-pricing model. The value of the award that is ultimately expected to vest is recognized as expense on a straight-line basis over the employee’s requisite service period.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes, and, as of January 1, 2007, Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes: an interpretation of FASB Statement No. 109 (“FIN 48”). Accordingly, deferred income taxes and liabilities are computed based on the temporary differences between the financial statement and income tax basis of assets and liabilities using the statutory marginal income tax rate in effect for the years in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

The Company has elected to be taxed as an S Corporation for United States federal income tax, and California state income tax. As an S Corporation, taxable income is allocated to stockholders based on their respective ownership. Additionally, S Corporations are subject to a California franchise tax of 1.5% of taxable income.

Concentration of Credit Risk

Two of the Company’s customers accounted for over 80% of revenues and accounts receivable as of and for the six-month periods ended June 30, 2007 and June 30, 2006. The Company monitors these customers closely and maintains an allowance for losses based upon the expected collectibility of all accounts receivable. For the six-

month periods ended June 30, 2007 and June 30, 2006, there were no write-offs of accounts receivables related to these two customers.

Impact of Recently Issued Accounting Standards

In January 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB Statement No. 115” (“SFAS No. 159”). This statement permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates, amends FASB Statement No. 115 “Accounting for Certain Investments in Debt and Equity Securities” and expands disclosures related to the use of fair value measures in financial statements. SFAS No. 159 is effective for the Company on January 1, 2008. The adoption of SFAS 159 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS No. 157”). This Standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The adoption of SFAS No. 157 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In July 2006, the FASB issued FIN 48. This interpretation clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement principles for financial statement disclosure of tax positions taken or expected to be taken on a tax return. This interpretation is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 by the Company on January 1, 2007 did not have a material impact on the Company’s financial position, results of operations or cash flows.

3. Stockholders’ Equity

Dividends

During the six-month period ended June 30, 2007, the Board of Directors unanimously approved a $0.07 per share dividend to be paid out to all shareholders on record.  Additionally, the Board of directors approved that the Company will pay dividends to reimburse stockholders for their income taxes incurred as a result of the 2007 estimated taxable income of the Company. As a result, the Company declared dividends of $6,267,000 during the six-month period ended June 30, 2007.

Share-based Compensation

Employee share-based compensation expense recognized during the six-months ended June 30, 2007 and June 30, 2006 was calculated based on awards ultimately expected to vest and has been reduced for estimated forfeitures at a rate of 4%, based on the Company’s historical option cancellations. SFAS No. 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

For the six-month periods ended June 30, 2007 and June 30, 2006, share-based compensation expense recognized under SFAS No. 123R was $121,000 and $66,000, respectively.

For stock options granted during the six-month periods ended June 30, 2007 and June 30, 2006, the Company calculated the estimated fair value of each stock option on the date of grant using the Black-Scholes option-pricing model and the following weighted-average assumptions:

	Six-month Period Ended June 30,
	2007	2006

Risk-free interest rates	4.9%	4.9%
Time to maturity (in years)	4	4
Dividend yield	0%	0%
Expected volatility	38%	45%

Option valuation models require the input of subjective assumptions and these assumptions can vary over time. The risk-free interest rate was derived from the 10-Year U.S. Treasury yield in effect at the time of grant. The volatility factors were based on the annualized volatility of Dow Jones technology indexes. Time to maturity is the vesting period of the stock options under the 2004 Plan.

For the six-month period ended June 30, 2007, the Company granted an additional 45,500 options, 1,875 options were cancelled due to employee terminations and no options were exercised. The number of options outstanding at June 30, 2007 is 2,149,625.

As of June 30, 2007, 1,347,719 shares are available for future grant under the Company’s 2004 Plan.

4. Subsequent Event

On July 30, 2007, the Company was acquired by ValueClick, Inc. (“ValueClick”).  Under the terms of the Amended and Restated Agreement and Plan of Merger (“the Merger Agreement”), ValueClick acquired all outstanding equity interests in the Company for $96.8 million in cash, net of cash acquired of $18.9 million, at the time of closing. The Company’s shareholders may be entitled to additional cash consideration based on the achievement by the Company of certain revenue and earnings before interest, taxes, depreciation, and amortization (“EBITDA”) performance targets from the closing date through December 31, 2009. Total cash consideration, which includes the $96.8 million net cash payment at time of closing, will range between $96.8 million and $348.6 million, depending on whether such performance targets are met.  EBITDA of the Company in the context of the transaction is specifically defined in the Merger Agreement and is not a measurement under U.S. generally accepted accounting principles.